FOR IMMEDIATE RELEASE	Exhibit 99

CONTACT:
Jon S. Bennett
Vice President and
Chief Financial Officer
THE MAJESTIC STAR CASINO, LLC
(702) 388-2224

THE MAJESTIC STAR CASINO, LLC ANNOUNCES
UPDATE ON ABILITY TO MOVE INDIANA GAMING LICENSE

The Majestic Star Casino, LLC ("the Company") announced today that legislation that would have allowed the transfer of one of its two gaming licenses in Gary, Indiana to Steuben County, Indiana was defeated in the Senate Appropriations Committee of the Indiana legislature. As such, it is unlikely legislation enabling the transfer of a gaming license will be acted upon during the current legislative session.

As the Company previously announced, development of new and improved dockside gaming facilities at its two Gary, Indiana casinos are on hold indefinitely due to weakness in the capital markets, limitations on the Company’s ability to incur debt and an inability to solidify development plans. Further, additional capital expenditures with respect to such properties will be limited to the Company's available cash flow.

The Company will continue to focus on improving the customer experience at its two Gary, Indiana casinos while operating as efficiently as possible.

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements include the words, “may,” “will,” “would,” “could,” “likely,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect” or “anticipate” and other similar words and include all discussions about our acquisition and development plans. We do not guarantee that the transactions and events described in this press release will happen as described or that any positive trends noted in this press release will continue. The forward-looking statements contained in this press release generally relate to our plans, objectives and expectations for future operations and are based upon management’s reasonable estimates of future results or trends. Although we believe that our plans and objectives reflected in or suggested by such forward-looking statements are reasonable, we may not achieve such plans or objectives. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect. We will not update forward-looking statements even though our situation may change in the future.

Specific factors that might cause actual results to differ from our expectations, or may cause us to modify our plans and objectives, include, but are not limited to, our significant indebtedness; the availability and adequacy of our cash flow to meet our requirements, including payment of amounts due under our $80.0 million credit facility, our 9 ½% senior secured notes and our 9 ¾% senior notes; increased competition in existing markets or the opening of new gaming jurisdictions; failure to meet the financial covenants contained in the Loan and Security Agreement for the $80.0 million credit facility, causing an event of default under the $80.0 million credit facility and a cross default to the 9 ½% senior secured notes and 9 ¾% senior notes; changes or developments in laws, regulations or taxes in the casino and gaming industry, including increases in or new taxes imposed on gaming revenues and gaming devices, or admission taxes; union related issues; our failure to obtain, delays in obtaining or the loss of any licenses, permits or approvals, including gaming and liquor licenses, permits or approvals, or our failure to obtain an unconditional renewal of any such licenses, permits or approvals on a timely basis; adverse determinations of issues related to disputed taxes; other adverse conditions, such as adverse economic conditions in the Company’s markets, changes in general customer confidence or spending, increased fuel and transportation costs, or travel concerns that may adversely affect the economy in general and/or the casino and gaming industry in particular; the ability to fund capital improvements and development needs from existing operations, available credit, or new financing; factors relating to the current state of world affairs and any further acts of terrorism or any other destabilizing events in the United States or elsewhere; and other factors disclosed from time to time in filings we make with the Securities and Exchange Commission (“SEC”) or otherwise.

For more information on these and other factors, see the Company’s Form 10-K for the year ended December 31, 2006 and its other current and periodic reports filed with the SEC.

All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in our reports filed with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur.